Exhibit 10(h)
[Sections 1.5 and 1.6 were corrected by the Board of Directors to reflect the 1-for-4 reverse stock split effective January 28, 2009.]
AMENDED AND RESTATED SAGA COMMUNICATIONS, INC.
2005 INCENTIVE COMPENSATION PLAN
I. GENERAL PROVISIONS
     1.1 Purpose. The purposes of this Saga Communications, Inc., 2005 Incentive Compensation Plan (the “Plan”) are to encourage officers and selected employees of Saga Communications, Inc. (the “Company”) and its Subsidiaries to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its Subsidiaries to attract and retain highly qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.
     1.2 Participants. Participants in the Plan shall be such Employees (including Employees who are directors) of the Company as the Committee may select from time to time, The Committee may grant Awards to an individual upon the condition that the individual become an Employee of the Company, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee. Notwithstanding the foregoing, only Edward K. Christian shall be eligible to receive Awards denominated in Class B Common Stock.
     1.3 Definitions. As used in this Plan, the following terms have the meaning described below:
          (a) “Agreement” means the written agreement that sets forth the terms of a Participant’s Award.
          (b) “Award” means any Option, Restricted Stock, Restricted Stock Unit or Performance Award, or other incentive award granted under this Plan.
          (c) “Cashless Exercise Procedure” means delivery to the Company by a Participant exercising an Option of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.
          (d) “Cause” means (1) with respect to any Participant who is a party to a written employment agreement with the Company, “Cause” as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.
          (e) “Change in Control” means the occurrence of any of the following events:
          (1) any one person, or more than one person acting as a group, other than a person owning more than 50% of the total voting power of all outstanding voting securities of the Company on the Effective Date, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of all outstanding voting securities of the Company; or
          (2) any one person, or more than one person acting as a group, other than a person owning more than 35% of the total voting power of all outstanding voting securities of the Company on the Effective Date, acquires ownership of stock of the Company possessing 35% or more of the total voting power of all outstanding voting securities of the Company; or
          (3) a majority of the members of the Company’s Board of Directors is replaced during any period of 12 consecutive calendar months by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of appointment or election of a director; or
          (4) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisitions or acquisitions; provided that no Change in Control shall be deemed to have occurred pursuant to this clause (4) if the transfer of assets is to (i) a shareholder of the Company in exchange for or in respect of the Company’s stock, (ii) an entity, 50% or more of the total value or voting power of which is owned directly or indirectly by the Company, (iii) a person or more than one person acting as a group who owns, directly or indirectly 50% or more of the total value or voting power of the Company’s outstanding voting stock, or (iv) an entity at least 50% of the total value or voting power of which is owned by a person described in sub-clause (iii) hereof.
          (f) “Class A Common Stock” means shares of the Company’s authorized and unissued Class A common stock, or reacquired shares of such Class A common stock.
          (g) “Class B Common Stock” means shares of the Company’s authorized and unissued Class B common stock, or reacquired shares of such Class B common stock.
          (h) “Code” means the Internal Revenue Code of 1986, as amended.
          (i) “Committee” means the Compensation Committee of the Company’s Board of Directors, or any committee of two or more “non-employee directors” (as defined in

Rule 16b-3 under the Exchange Act) who also constitute “outside directors” (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.
          (j) “Common Stock” means shares of Class A Common Stock or Class B Common Stock.
          (k) “Disability” means disability as defined in Section 22(e) of the Code.
          (l) “Effective Date” means the date on which the Board of Directors of the Company has adopted the Plan.
          (m) “Employee” means an employee of the Company, who has an “employment relationship” with the Company, as defined in Treasury Regulation 1.421-7(h); and the term “employment” means employment with the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.
          (o) “Fair Market Value” means with respect to any share of Common Stock on the Grant Date, the closing price of the Class A Common Stock on the New York Stock Exchange (the “NYSE”), or any other such stock exchange or stock market on which the Class A Common Stock may be listed or traded, for the Grant Date. In the event that there were no Class A Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Class A Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Class A Common Stock on the date of exercise means the closing price of the Class A Common Stock on the NYSE, or any other such stock exchange or stock market on which the Class A Common Stock may be listed or traded, on the last date preceding the exercise of which there were Class A Common Stock transactions.
          (p) “Grant Date” means the date on which the Committee authorizes an individual Award, or such later date as shall be designated by the Committee.
          (q) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.
          (r) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
          (s) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

          (t) “Performance Award” means a performance award granted pursuant to Article IV.
          (u) “Restricted Period” means the period of time during which Common Stock that is Restricted Stock or that is evidenced by a Restricted Stock Unit or Performance Award, is subject to transfer restrictions that make it nontransferable.
          (v) “Restricted Stock” means Common Stock that is subject to a Restricted Period pursuant to Article III or Article IV.
          (w) “Restricted Stock Unit” means a right granted pursuant to Article III to receive Restricted Stock or an equivalent value in cash pursuant to the terms of this Plan and the related Agreement.
     1.4 Administration. (a) The Plan shall be administered by the Committee, in accordance with Rule 16b-3 under the Exchange Act and Code Section 162(m), if applicable. The Committee, at any time and from time to time, subject to Sections 2.2 and 7.7, may grant Awards to such Employees and for such number of shares of Common Stock as it shall designate. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, and award of Restricted Stock or an award of a Restricted Stock Unit.
          (b) To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.
     1.5 Stock. The total number of shares available for grants and awards under this Plan shall be Three Hundred Seventy-Five Thousand (375,000) shares of Class A Common Stock, of which up to One Hundred Twenty-Five Thousand (125,000) shares may be granted as Incentive Stock Options, and One Hundred Twenty-Five Thousand (125,000) shares of Class B Common Stock, none of which may be granted as Incentive Stock Options. Shares subject to any portion of a terminated, forfeited, cancelled or expired Award granted hereunder may again be subjected to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. The amounts in this Section 1.5 shall be adjusted, as applicable, in accordance with Article VI. If an Award is cancelled, any shares relating to the cancelled Award shall be counted towards this overall Plan limitation.
     1.6 Individual Participant Limitations. Subject to adjustment as provided in Article VI, no Participant in any one fiscal year of the Company may be granted (a) Options; (b) shares of Restricted Stock or shares evidenced by Restricted Stock Units that are denominated in shares of Common Stock; or (c) Performance Awards that are denominated in shares of Common Stock with respect to more than

75,000 shares in the aggregate. The maximum dollar value payable to any Participant in any one fiscal year of the Company with respect to Restricted Stock Units or Performance Awards that are valued in property other than Common Stock is the lesser of $1,000,000 or three times the Participant’s base salary for the fiscal year. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable annual limitations.
II. STOCK OPTIONS
     2.1 Grant of Options. The Committee may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant’s Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. An Option shall expire no later than the close of business on the tenth anniversary of the Grant Date. Any Participant may hold more than one Award under the Plan and any other plan of the Company. The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date. The Committee may, in its discretion, accelerate a Participant’s right to exercise an Option.
     2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall only be granted to an Employee and the terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Subject to the terms of this Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.
     2.3 Payment for Option Shares. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid (a) in cash or by personal check, bank draft or money order at the time of exercise; (b) if agreed to by the Company in its sole discretion, (i) by tendering shares of Common Stock that have been held at least six months, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached) and/or (ii) by the Company purchasing that number of shares of common stock subject to Option sufficient to pay the exercise price (which if this cashless method is selected would reduce thereby the number of shares to be delivered to Participant in connection with the exercise of the Option); (c) or in any combination of the above. If shares of Common Stock are tendered in payment of all or part of the exercise price, or if Option shares are purchased by the Company, they shall be valued for such purpose at their Fair Market Value on the date of exercise. The purchase price may also be paid by using the Cashless Exercise Procedure if the relevant agreement between the Company and the Participant’s broker referred to in the definition of such term has been executed by the Company and such broker.
III. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
     3.1 Terms of Restricted Stock and Restricted Stock Units. The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award or Unit, and such other provisions as the Committee shall determine. In determining to grant shares of Restricted Stock or shares subject to Restricted Stock Units to a Participant, the Committee may (but is not required to) base its determination upon the Participant’s having attained specified performance objectives (or combination thereof) during a specified performance period, as measured by any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/net assets; and (xv) station market ratings.
     3.2 Transferability. Except as provided in this Article III of the Plan, shares of Restricted Stock or shares of Common Stock subject to a Restricted Stock Unit may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of (a) the applicable Restricted Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or (b) upon the earlier satisfaction of other conditions as specified by the Committee and set forth in the applicable Agreement. Prior to the end of the Restricted Period, all rights with respect to the Restricted Stock or Common Stock subject to a Restricted Stock Unit shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
     3.3 Other Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same Award. Subject to the terms of this Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Agreement. Subject to the aforementioned restrictions and the provisions of this Plan, Participants shall have all of the rights of a stockholder with respect to shares of Restricted Stock and shares subject to a Restricted Stock Unit.
     3.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 3.3 or Article IV, any certificate representing shares of Restricted Stock or shares of Common Stock subject to a Restricted Stock Unit shall bear the following legend:
     The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Saga Communications, Inc. 2005 Incentive Compensation

Plan (the “Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated _______________. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.
     3.5 Removal of Restrictions. Except as otherwise provided under this Plan, if the Restricted Period has elapsed or been waived by the Committee with respect to all or a portion of the Restricted Stock represented by a certificate, the holder thereof shall be entitled to have the legend required by Section 3.4 removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall bear the legend required by Section 3.4 and Article IV. The Company shall have the right to retain any certificate representing shares of Restricted Stock or shares subject to a Restricted Stock Unit until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.
IV. PERFORMANCE AWARDS
     4.1 Performance Awards. The Committee is authorized to grant Performance Awards to eligible Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (a) may be denominated or payable in cash or shares of Common Stock (including, without limitation, Restricted Stock) or Restricted Stock Units, and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance period, as the Committee shall establish. Subject to the terms of this Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and the other terms and conditions of any Performance Award, including the effect upon such Award of termination of the Participant’s employment and/or directorship, shall be determined by the Committee.
     4.2 Performance Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate certain Performance Awards as granted pursuant to Code Section 162(m) (“Code Section 162(m) Performance Awards”). Such Performance Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:
          (a) Code Section 162(m) Grants. Each Code Section 162(m) Performance Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Award also may be subject to goals and restrictions in addition to the performance requirements.
          (b) Performance Goals. Each Code Section 162(m) Performance Award shall be based upon the attainment of specified levels of Company or subsidiary performance (or combination thereof) during a specified performance period, as measured by any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/net assets; and (xv) station market ratings.
          (c) Committee Determinations. For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Award; (ii) determine the performance period, which may be from one to five years; (iii) determine the target levels of Company or subsidiary performance; and (iv) determine the Performance Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.
          (d) Committee Certification. For each performance period, the Committee shall certify, in writing: (i) if the Company or its subsidiary(ies) (as applicable) has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Award is granted subject to attainment of the designated performance goals). The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award. No part of a Performance Award shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.
          (e) Non-Alienation. Except as provided in this Article IV of the Plan, the shares pursuant to a Code Section 162(m) Performance Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Code Section 162(m) Performance Award granted hereunder shall apply only to such Employee or the Employee’s legal representative.
          (f) Removal of Legend. Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 3.4 removed from the applicable Common Stock certificate.
V. TERMINATION OF EMPLOYMENT AND SERVICES
     5.1 Options.
          (a) Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant’s status as an Employee is terminated for any reason, the Participant’s right to exercise an Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.
          (b) For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the “expiration date” set forth in the applicable Agreement, (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the “expiration date” set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee is terminated due to retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within 6 months following a Change in Control, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the “expiration date” set forth in the applicable Agreement. The Committee, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.
          (c) Shares subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.
     5.2 Restricted Stock and Restricted Stock Units. Unless otherwise provided in the applicable Agreement, if the status as an Employee of a Participant holding a Restricted Stock or Restricted Stock Unit terminates for any reason prior to the lapse of the Restricted Period, any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as to which the Restricted Period has not yet lapsed or been waived shall be forfeited by the Participant; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock Award or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate.
     5.3 Performance Awards. Unless otherwise provided in the applicable Agreement, if the status as an Employee of a Participant holding a Performance Award terminates for any reason prior to satisfaction of the performance requirements of such Award, such Award automatically shall be forfeited by the Participant to the extent such requirements are not satisfied; provided, however, that the Committee, in its sole discretion, may waive or change the remaining requirements or add additional requirements with respect to any Performance Award or portion thereof that would otherwise be forfeited, as it deems appropriate.

     5.4 Other Provisions. Neither the transfer of a Participant from one corporation or subsidiary to another corporation or subsidiary among the Company nor a leave of absence under the Company’s leave policy shall be deemed to constitute a termination of status as a Participant for purposes of the Plan.
VI. ADJUSTMENTS AND CHANGE IN CONTROL
     6.1 Adjustments.
          (a) If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (2) the number and type of shares of Common Stock subject to outstanding Awards, and (3) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.
          (b) The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Award.
     6.2 Change in Control. Upon the occurrence of a Change in Control, or if the Committee determines in its sole discretion that a Change in Control has occurred, then Awards shall be treated as the Committee may determine (including acceleration of vesting and cash settlements of Options) at the time of grant or at a subsequent date, as provided in the recipient’s Agreement. If no such provision is made in the recipient’s Agreement and no subsequent determination is made by the Committee, then (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any remaining Restricted Period on any shares of Restricted Stock or shares subject to a Restricted Stock Unit granted hereunder immediately shall lapse; and (c) the performance requirements for a Performance Award granted hereunder shall be deemed to have been satisfied in full.
     6.3 Merger. If the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, each holder of an outstanding Award, to the extent that such Award remains outstanding thereafter, shall be entitled to receive, in lieu of the shares of Common Stock to which such holder would otherwise be entitled, upon the exercise of such Option or the lapse of the

Restricted Period on shares of Restricted Stock or shares subject to a Restricted Stock Unit or the satisfaction of the performance requirements for a Performance Award, the securities and/or property which a stockholder owning the number of shares subject to the holder’s Award would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets.
VII. MISCELLANEOUS
     7.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.
     7.2 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on Restricted Stock, shares subject to a Restricted Stock Unit or Performance Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).
     7.3 Rights Prior to Issuance of Shares. No Participant shall have any rights as a stockholder with respect to shares covered by an Award until the issuance of such shares as reflected on the books and records of the Company or its transfer agent. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued.
     7.4 Non-Assignability. No Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. No transfer of an Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Award.
     7.5 Securities Laws.
          (a) The Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver a certificate representing shares of Restricted Stock or shares issuable pursuant to a Restricted Stock Unit or Performance Award, is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Class A Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

          (b) The Committee may impose such restrictions on any shares of Common Stock subject to or underlying an Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of any stock exchange or other recognized trading market upon which the shares of Class A Common Stock are then listed or traded, or (iii) under any blue sky or state securities laws applicable to such shares of Common Stock. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.
     7.6 Withholding and Taxes. The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, the lapse (vesting) of a Restricted Period or the satisfaction of the performance requirements relating to a Performance Award. A Participant (a) may use the Cashless Exercise Procedure; or (b) if agreed to by the Company in its sole discretion, (i) may tender previously acquired shares of Common Stock that have been held at least six months to satisfy the withholding obligation and/or (ii) may have the Company purchase a sufficient number of Option shares or shares of vested Restricted Stock, such tendered shares, Option shares or shares of vested Restricted Stock being valued for such purpose at Fair Market Value; provided that subject to Section 2.3, the Company shall not withhold more Option shares or shares of vested Restricted Stock than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations. To the extent the Company purchases the Option shares or the shares of the vested Restricted Stock to cover the withholding tax, this cashless method would reduce thereby the number of shares to be delivered to Participant in connection with the exercise of the Option or the vesting of the Restricted Stock, as applicable.
     7.7 Termination and Amendment.
          (a) The Board may terminate this Plan, or the granting of Awards under this Plan, at any time. No new grants or Awards shall be made under the Plan after March 10, 2015.
          (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the stockholders of the Company, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Section 1.5 and Article VI; (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan; or (iv) permit the repricing of Options, except in accordance with Article VI. In addition, if the Company’s Common Stock is listed on the NYSE or another stock exchange or stock market, the Board may not amend the Plan in a manner requiring approval of the stockholders of the Company under the rules of the NYSE or such other stock exchange or stock market, without obtaining the approval of the stockholders.
          (c) No amendment, modification or termination of the Plan shall adversely affect any Award previously granted under the Plan in any material way without the consent of the Participant holding the Award, except as set forth in any Agreement relating to an Award, or to bring the Plan or an Award into compliance with Code Section 409A.